Exhibit 99.2

For Immediate Distribution

COREPOINT LODGING INC. ANNOUNCES COMPLETION OF SPIN-OFF FROM LA QUINTA HOLDINGS

CorePoint to ring the NYSE Opening Bell® and begin “regular way” trading on May 31

IRVING, Texas, May 31, 2018 (GLOBE NEWSWIRE) – CorePoint Lodging Inc. (NYSE: CPLG ) (“CorePoint”) today announced the completion of its spin-off from La Quinta Holdings Inc. (“La Quinta”) into a stand-alone public company that holds a geographically diverse portfolio of 316 hotels that were previously owned by La Quinta. CorePoint elected to become a real estate investment trust (REIT), effective following the completion of the spin-off.

CorePoint will begin “regular way” trading on the New York Stock Exchange (NYSE) today, May 31, 2018, under the ticker symbol “CPLG.” To honor the occasion, Keith Cline, CorePoint President & Chief Executive Officer, will ring the NYSE Opening Bell®.

“Today we are excited to announce the creation of CorePoint Lodging, the only publicly traded U.S. lodging REIT strategically focused on serving the midscale and upper-midscale select service segments,” said Mr. Cline. “We believe CorePoint is well-positioned within its segment and has imbedded growth opportunities for value creation in the near and long term. In addition, CorePoint’s experienced leadership team is strategically focused on proactive asset management, value-enhancing investments, disciplined capital allocation and maintaining a solid balance sheet and conservative capital structure, which we believe will position CorePoint to generate premium long term total returns for our stockholders.”

Upon completion of the spin-off, La Quinta’s remaining franchise and management business was acquired by Wyndham Worldwide® (NYSE: WYN). La Quinta also effected a previously-announced 1-for-2 reverse stock split, prior to the close of the transaction.

CorePoint Lodging and La Quinta were provided financial advice by J.P. Morgan. Simpson Thacher & Bartlett LLP is acting as legal advisor to CorePoint and La Quinta.

ABOUT COREPOINT LODGING INC.

CorePoint Lodging Inc. is the only pure-play publicly-traded U.S. REIT strategically focused on select-service midscale and upper-midscale lodging. CorePoint Lodging owns a geographically diverse portfolio of 316 hotels and more than 40,000 rooms across 41 states in attractive locations primarily in or near employment centers, airports and major travel thoroughfares. For more information, please visit CorePoint’s website at www.corepoint.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, the Private Securities Litigation Reform Act of 1995, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the lodging industry, macroeconomic and other factors beyond CorePoint’s control, CorePoint’s concentration in the La Quinta brand and dependence on third-party hotel managers and franchisors, our significant investments in real estate, the growth of internet reservation channels, and our substantial indebtedness. Additional factors that could cause CorePoint’s results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in CorePoint’s Registration Statement on Form 10 filed with the Securities and Exchange Commission (“SEC”) on May 7, 2018, as such factors may be updated from time to time in periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in CorePoint’s filings with the SEC. CorePoint undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Media & Investor Contact:

Kristin Hays

(214) 501-5632

investorrelations@corepoint.com